                                  Schedule 14A
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            Schedule 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
 [ ]     Preliminary Proxy Statement                           [ ]Confidential, for use of the Commission only (as
                                                               permitted by Rule 14a-6(e)(2))

[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Rule 14a-12

                            YORK RESEARCH CORPORATION
                (Name of Registrant as Specified in Its Charter)

             -------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant) Payment of Filing Fee (check the appropriate box):
[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
             1.  Title of each class of securities to which transaction applies:

                 ---------------------------------------------------------------
             2.  Aggregate number of securities to which transaction applies:

                 ---------------------------------------------------------------
             3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                 ---------------------------------------------------------------
             4.  Proposed maximum aggregate value of transaction:

                 ---------------------------------------------------------------
             5.  Total fee paid:


[ ]      Fee paid previously with preliminary materials:
                                                         -----------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             1.  Amount previously paid:

                 ---------------------------------------------------------------
             2.  Form, Schedule or Registration Statement No.:

                 ---------------------------------------------------------------
             3.  Filing Party:

                 ---------------------------------------------------------------
             4.  Date Filed:

                            YORK RESEARCH CORPORATION
                                 280 Park Avenue
                                 Suite 2700 West
                            New York, New York 10017
                                 (212) 557-6200

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  July 18, 2001

The Annual Meeting of the Stockholders of York Research Corporation (a Delaware corporation) will be held at The Intercontinental Hotel, 111 East 48th Street, New York, New York, on Wednesday, July 18, 2001 at 10:00 A.M., for the following purposes:

             1.  to elect one Class C Director and two Class A Directors;

             2. to ratify the appointment of Grant Thornton LLP as the independent certified public accountants for the fiscal year ending February 28, 2002;

and to transact such other business as may properly come before the meeting or adjournments thereof. Additionally, the Board of Directors will discuss the results of operations for each of the fiscal years ended February 28, 2001 and 2000.

The Board of Directors has fixed the close of business on June 8, 2001 as the time as of which stockholders of record of York Research Corporation who are entitled to notice of and to vote at such meeting shall be determined.


By Order of the Board of Directors

/s/ Michael Trachtenberg

Michael Trachtenberg, Secretary
280 Park Avenue
New York, New York 10017
June 25, 2001

                             YOUR VOTE IS IMPORTANT
o We encourage you to complete, date, sign and promptly return your proxy card in the enclosed envelope, regardless of whether you plan to attend the meeting.
o As set forth herein, you may vote by mail, by phone, via the Internet or in person.

                            YORK RESEARCH CORPORATION
                                 280 Park Avenue
                                 Suite 2700 West
                            New York, New York 10017
                                 (212) 557-6200

                               PROXY STATEMENT FOR
                       2001 ANNUAL MEETING OF STOCKHOLDERS

         The enclosed proxy is solicited by the Board of Directors (the "Board") of York Research Corporation, a Delaware corporation (the "Company"), for voting at the 2001 Annual Meeting of Stockholders of the Company (the "Meeting"). The Meeting will be held on Wednesday, July 18, 2001 at 10:00 A.M., at The Intercontinental Hotel, 111 East 48th Street, New York, New York, for the following purposes: (i) to elect one Class C and two Class A directors (Item 1); and (ii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 2002 (Item 2). Additionally, the Board of Directors will discuss the results of operations for each of the fiscal years ended February 28, 2001 and 2000. As of June 25, 2001, the approximate date on which this Proxy Statement and the accompanying proxy card will first be mailed to stockholders, the Board had no knowledge of any other business to be presented to the Meeting, but if any other business is properly brought before the Meeting, the persons named in the enclosed form of proxy will vote according to their discretion.

         The Company's Annual Report on Form 10-K for its fiscal year ended February 28, 2001 is enclosed herewith. Such report is not to be treated as part of these proxy soliciting materials.

         Stockholders of record at the close of business on June 8, 2001 (the "Record Date") are entitled to notice of and to vote at the Meeting or any adjournment thereof.

                 VOTING BY MAIL, ELECTRONICALLY OR BY TELEPHONE

         Please complete, sign, date and return the accompanying Proxy Card promptly in the enclosed addressed envelope, even if you plan to attend the Annual Meeting. Postage need not be affixed to the envelope if mailed in the United States.

         Instead of submitting your proxy vote with the paper Proxy Card, you may be able to vote electronically via the Internet or by telephone. See "Voting Via the Internet or By Telephone" in the Proxy Statement for further details.

                 NUMBER OF SHARES OUTSTANDING AND VOTING RIGHTS

         The Company presently has authorized 50,000,000 shares of Common Stock, par value $.01 per share ("Common Stock"), of which 16,262,697 shares were issued and outstanding as of May 22, 2001. The Company also has authorized 10,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Stock"), and 6,000,000 shares of Preferred Stock, par value $.01 per share ("Preferred Stock"). No shares of Class A Stock or Preferred Stock were issued and outstanding on the Record Date.

         The holders of shares of Common Stock on the Record Date are entitled to one vote per share on all matters. A quorum for the Meeting is a majority of the shares of Common Stock outstanding on the Record Date. Approval by the holders of a majority of the shares of Common Stock present in person or by proxy and voting at the Meeting, provided a quorum is present, is required (i) for the election of one Class C director and two Class A directors (Item 1); and
(ii) to ratify the selection of Grant Thornton LLP by the Board as independent certified public accountants for the Company for the fiscal year ending February 28, 2002 (Item 2).


                                     PROXIES

         The proxy solicited by this Proxy Statement may be revoked by the stockholder giving such proxy at any time before the proxy is exercised, and the giving of such proxy will not affect the right of any stockholder to vote in person should he or she find it convenient to attend the Meeting. The shares represented by all properly executed proxies received in time for the Meeting will be voted in accordance with the directions given. Regarding the election of the sole Class C director and the two Class A directors (Item 1), stockholders may vote in favor of the nominees or abstain. With respect to the ratification of the appointment of Grant Thornton LLP as independent certified public accountants (Item 2), stockholders may vote in favor of the proposal, against the proposal or may abstain from voting. With respect to Items 1 and 2, if the stockholder abstains from voting, the shares are considered present at the meeting for such item but, since they are not affirmative votes for the item, they will have the same effect as votes against the item. With respect to broker non-votes on Items 1 and 2, the shares are not considered present at the meeting for such items and they are therefore not counted in respect of such items. Such broker non-votes do have the practical effect of reducing the number of affirmative votes required to achieve a majority for such item by reducing the total number of shares from which the majority is calculated.

                     VOTING VIA THE INTERNET OR BY TELEPHONE

====================================================   ======   ==   =====================================================
BY TELEPHONE                                                         BY INTERNET
====================================================   ======   ==   =====================================================
Please call toll-free 1-800-PROXIES and follow the                   Please access the web page at www.voteproxy.com and
instructions. Have your control number and the                       follow the on-screen instructions. Have your
proxy card available when you call.                                  control number available when you access the web
                                                                     page. http://www.voteproxy.com/
                                                                           -------------------------

====================================================   ======   ==   =====================================================

o        General Information for All Shares Voted Via the Internet or By
         Telephone.
Votes submitted via the Internet or by telephone must be received by 12:00 midnight, Eastern Standard Time, on July 17, 2001. Submitting your proxy via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

         The telephone and Internet voting procedures are designed to authenticate stockholders' identities, to allow stockholders to give their voting instructions and to confirm that stockholders' instructions have been recorded properly. Stockholders voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.

                      DELIVERY OF DOCUMENTS TO STOCKHOLDERS
                               SHARING AN ADDRESS

         The Company intends to deliver only one copy of the Proxy Statement to multiple stockholders sharing an address, unless it receives contrary instructions from any one or more of such stockholders. Upon written or oral request, the Company will promptly deliver a separate copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the Proxy Statement was delivered. Any such request, or any request for separate mailings in the future or for one mailing to multiple stockholders sharing an address if a previous request for multiple copies has previously been made, should be directed to the Secretary of the Company at the address listed above, or by calling the Company at the number listed above.

Item 1.

                              ELECTION OF DIRECTORS

         The Company's Board of Directors is classified into three classes of directors: Class A, Class B and Class C. The directors in one class are elected at each Annual Meeting of Stockholders to hold office for a three-year term and until successors of such class are elected and have qualified. The Class B directors were the last members of the Company's Board elected, at the Annual Meeting of the Company's Stockholders held on July 21, 1999. One director in Class C and two directors in Class A are being nominated for election at the Meeting for terms expiring in 2003 (Class C), for the portion of the term of such class which remains unexpired, and 2004 (Class A).

         The following persons have been nominated for election as directors of the Company in the classes as indicated. Each nominee has consented to his nomination and has agreed to serve if elected. If, however, either nominee should not be available for election, the persons named as proxies may vote for other persons in their discretion. Management has no reason to believe that any nominee will be unavailable for election. The Company does not have a nominating committee.

         A brief statement setting forth the age (at the Record Date), the principal occupation during the past five years, the year in which first elected as a director and other information concerning the nominees and the remaining directors whose terms of office will continue beyond the Meeting, appears below:

         Mr. Stanley Weinstein (Class C), 75, was elected to fill a vacancy on the Board of Directors in May, 1995. Until 1991, Mr. Weinstein was a partner at Deloitte and Touche, certified public accountants, and since such date, has been an independent consultant. Mr. Weinstein also serves on the Board of A.B. Watley Group Inc.

         Mr. Robert M. Beningson (Class A), 72, was elected a director of the Company in October 1981. In February, 1982, Mr. Beningson was elected Chairman of the Board, President and Chief Executive Officer of the Company. Mr. Beningson is Chief Executive Officer and Chairman of the Board of each of the Company's active subsidiaries. Previously, Mr. Beningson was Chairman of the Board of Directors of the Company between 1968 and 1979.

         Judge Frederic S. Berman (Class A), 74, was elected to the Board of Directors in December, 1998. Judge Berman served as a New York State Supreme Court Judge from 1976 through 1997, and since 1998 has served as a Judicial Hearing Officer supervising jury selections in Manhattan Supreme Court and Civil Court. He also serves as an arbitrator with the National Association of Securities Dealers. Judge Berman served as a New York City Criminal Court judge from 1973 to 1976, and prior to that held numerous government positions, including New York State Senator and Commissioner of New York City's Department of Rent and Housing Maintenance.

                        THE BOARD OF DIRECTORS RECOMMENDS
                       A VOTE FOR THE NOMINEES NAMED ABOVE

The term of office of the following directors will continue beyond the Meeting:

         Mr. Howard F. Sommer (Class B), 60, was elected to fill a vacancy on the Board of Directors in September, 1997. In September 1995, Mr. Sommer was elected the President and Chief Executive Officer of New York Community Investment Company L.L.C., an equity fund created and funded by eleven major banks in New York City. Beginning in 1973, as President of U.S. Capital Corporation and Fundex Capital Corporation, he managed finance and investment company activities that provided over $100 million in funding to small businesses. Prior to that time, Mr. Sommer served in a management capacity for IBM and Xerox Corporation.

         Mr. Harvey W. Schultz (Class B), 59, was elected to the Board of Directors in November, 1998. He currently is a principal at Strategic Urban Solutions, Inc. and Senior Vice President at Muss Development Company. From 1970 through 1990, Mr. Schultz held various positions with the City of New York, including as director of the Economic Development Section of the New York City Department of City Planning, the Director of the Brooklyn Office of City Planning, the Director of Land Use Planning & Environmental Management for the New York City Planning Department, Executive Assistant to the Brooklyn borough President, and the Commissioner of the New York City Department of Environmental Protection.

Executive Officers
The executive officers of the Company are:

----------------------------------- -----------------------------------------------------------------------------
               Name                                                   Position
----------------------------------- -----------------------------------------------------------------------------
Robert M. Beningson                 Chairman of the Board, President and Chief Executive Officer
----------------------------------- -----------------------------------------------------------------------------
Michael Trachtenberg                Executive Vice President, Chief Financial and Accounting Officer and
                                    Secretary
----------------------------------- -----------------------------------------------------------------------------
Robert C. Paladino                  Executive Vice President
----------------------------------- -----------------------------------------------------------------------------
Vito L. Elefante                    Senior Vice President
----------------------------------- -----------------------------------------------------------------------------

See the description under the heading "ELECTION OF DIRECTORS," above, for background of Robert M. Beningson.

         Michael Trachtenberg, 52, a Certified Public Accountant, joined the Company in January 1987 and was elected Vice President, Chief Financial Officer and Secretary in March 1987 and Executive Vice President in April 1990. From November 1985, until joining the Company Mr. Trachtenberg was a financial consultant in private practice. Prior thereto, Mr. Trachtenberg was Vice President-Finance and Chief Financial Officer of S&S Corrugated Paper Machinery Co., Inc. From 1980 to 1984, Mr. Trachtenberg held various positions with Carter Day Industries, Inc., an agricultural equipment manufacturer and energy and environmental systems company, culminating in his appointments as Vice President, Treasurer and Chief Financial Officer.

         Robert C. Paladino, 50, joined the Company in January 1987 and was elected Executive Vice President in April 1990. From October 1980 until joining the Company, Mr. Paladino was Senior Vice President and General Counsel of NPS Technologies Group, Inc., an engineering and construction company serving the electric utility industry. From 1974 to 1980, Mr. Paladino held various positions with the Edison Electric Institute, the national organization for the investor-owned electric utility industry, culminating in his appointment as Director of Fossil Fuels and Assistant to the President.

         Mr. Vito L. Elefante, 51, joined the Company in April 1998 and was then elected Vice President. Mr. Elefante was elected Senior Vice President in April 2000. Prior to joining York, Mr. Elefante was Vice President of Edison Mission Energy New York, Inc. and Executive Director of Brooklyn Navy Yard Cogeneration Partners, L.P. Prior to that, Mr. Elefante worked at Long Island Lighting Company for 20 years, where he was responsible for independent power generation, purchasing and fuels.

         There are no family relationships between or among any directors or executive officers of the Company. Messrs. Beningson and Trachtenberg are directors of the Company's 85% owned subsidiary, North American Energy Conservation, Inc. ("NAEC"), which filed for protection under Chapter 11 of the United States Bankruptcy Code on March 2, 2000.

Committees and Meetings of the Board

         The Board has three committees - the Compensation Committee, the Incentive Stock Option Committee and the Audit Committee. The Compensation Committee reviews the performance of employees of the Company and determines their compensation. The Incentive Stock Option Committee administers the stock option plans of the Company. The Audit Committee oversees the accounting, reporting and audit practices established by management of the Company. Messrs. Weinstein and Sommer are members of all three Committees and Mr. Schultz is a member of the Audit Committee and Judge Berman is a member of the Compensation Committee. For purposes of their services on the Audit Committee, the members of such committee should be considered independent, as defined in the applicable rules of the National Association of Securities Dealers listing standards. In addition to numerous informal meetings of the Board of Directors during the year, during the fiscal year ended February 28, 2001, the Board met five times, the Compensation Committee met three times, the Incentive Stock Option Committee met three times and the Audit Committee met once. Each of the directors attended all of the meetings of the Board and each Committee on which he sat during such year.

                          REPORT OF THE AUDIT COMMITTEE

         The members of the Audit Committee (the "Audit Committee") for the fiscal year ended February 28, 2001 were Mr. Weinstein, Mr. Sommer and Mr. Schultz.

         The Audit Committee reports as follows:

         The Audit Committee of the Board of Directors assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company's internal financial controls. The Audit Committee is comprised of three members who are independent directors.

         Specific responsibilities of the Audit Committee are set forth in the Audit Committee Charter adopted by the Board. The charter is attached to this proxy statement as Appendix A.

         Management is responsible for the Company's internal controls and the financial reporting process. Grant Thornton LLP ("Grant Thornton"), the Company's independent certified public accountants, is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and expressing an opinion on the financial statements. The Audit Committee's responsibility is to monitor these processes through review and discussion with management and representatives of Grant Thornton.

         The Audit Committee has discussed with Grant Thornton the overall scope and plans for the independent audit. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles. Discussions about the audited financial statements included Grant Thornton's views about the quality and acceptability of the accounting principles, the reasonableness of significant estimates by management and the accuracy and adequacy of disclosures in the financial statements. The Audit Committee also discussed with the auditors other matters required by Statement on Auditing Standards No. 61, Communications with Audit Committees, as amended by SAS No. 90, Audit Committee Communications.

         Grant Thornton provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. The Audit Committee discussed Grant Thornton's independence with management and representatives of Grant Thornton, and has satisfied itself as to the independence of Grant Thornton.

         Based on the Audit Committee's discussions with management and representatives of Grant Thornton and the Audit Committee's review of the representations of management and the report of Grant Thornton, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended February 28, 2001, filed with the Securities and Exchange Commission.

                                                        Stanley Weinstein
                                                        Howard F. Sommer
                                                        Harvey W. Schultz

                            COMPENSATION OF DIRECTORS

         Directors receive fees for attending Board or Committee meetings. In Fiscal 2001, 2000 and 1999, Messrs. Weinstein and Sommer each received $24,000. In both Fiscal 2001 and 2000, Mr. Schultz received $24,000, and he received $6,000 in Fiscal 1999. In both Fiscal 2001 and 2000, Judge Berman received $24,000, and he received $4,000 in Fiscal 1999.

         The Company has not entered into employment contracts with any of its named officers or directors, except for Mr. Beningson as described below under "EXECUTIVE COMPENSATION - Employment Agreement."

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The fees for outside Directors are set by the Board, of which Mr. Beningson is a member.

                      REPORT OF THE COMPENSATION COMMITTEE

         The members of the Compensation Committee (the "Compensation Committee") for the fiscal year ended February 28, 2001 were Messrs. Weinstein and Sommer and Judge Berman.

         The Compensation Committee reports as follows:

         The Compensation Committee of the Board determines the Company's executive compensation. The Compensation Committee meets during the year as may be required.

         The Compensation Committee believes that compensation of the Company's key executives should be sufficient to attract and retain highly qualified and productive personnel and also to provide meaningful incentives for enhanced productivity and superior performance. It is the policy of the Company that the three primary components of the Company's total compensation package (salary, bonuses and grants of stock options) will be considered in the aggregate in determining the amount of any one component. The Company seeks to reward achievement of long and short-term individual performance goals, viewed in the context of both individual projects and Company performance. However, given the unique nature of each project (particularly considering the context of the different legal, regulatory, financial, accounting, tax, political and cultural systems, issues and structures found in various countries in which the Company develops projects) and the resulting flexible adaptation required in the duties and tasks performed by the Company's key executives, the Compensation Committee's criteria for assessing executive performance in any year is inherently subjective and not subject to specific enumeration of factors, relative weighting or formulae calculations. The Compensation Committee did not specifically use any companies in the energy industry as a basis for comparison when establishing executive compensation.

         During Fiscal 2001, the Company's executive compensation generally included a base salary and long-term incentive compensation in the form of stock options awarded under the Company's stock option plans, all dependent on subjective evaluations of performance as noted above. The long-term incentive option grants are intended to align the interests of employees and stockholders and thereby to motivate executives as equity owners to contribute at superior levels in the future and to allow them to share in increased value developed for stockholders generally.

         During Fiscal 1999, the Company entered into a multi-year employment agreement with its Chairman and Chief Executive Officer, the terms of which are described below under EXECUTIVE COMPENSATION - Employment Agreement.

         In determining to enter into this Employment Agreement, the Compensation Committee subjectively considered Mr. Beningson's significant contribution to the management of the Company during the year, including the closing of the innovative Portfolio Bond Financing, the development and construction of the Big Spring and Trinidad Projects, and the Company's other promising project development activities.

         In December 2000, the Compensation Committee considered appropriate compensation to be awarded to Mr. Beningson in connection with the Company's overall settlement with its creditors. The settlement agreement with the creditors requires Mr. Beningson to reduce his base salary by half, taking the balance either as deferred compensation or in common stock of the Company, as well as to agree to a number of other accommodations, including restrictions on his ability to dispose of any shares owned by him and the execution of a voting agreement with respect to the election of nominees to the Board of Directors by the creditor group. After careful deliberation, the Compensation Committee concluded that the appropriate number of shares to be awarded to Mr. Beningson for all of the accommodations he had been asked to make would be one million. The Compensation Committee recommended, and the Board approved, the issuance of one million restricted shares to Mr. Beningson, and required that the necessary amendment to Mr. Beningson's employment agreement contain a provision that if the Employment Agreement is terminated by him or for cause prior to May 20, 2004, a pro rata number of such shares would be returned to the Company. These shares have not been included in the Summary Compensation Table.

                                                        Stanley Weinstein
                                                        Howard F. Sommer
                                                        Judge Frederic S. Berman


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Mr. Beningson, the Chairman and Chief Executive Officer of the Company, is a shareholder of RRR'S Ventures, Ltd. ("RRR'S"), a corporation in which the Chief Financial Officer of the Company is also a minor shareholder. RRR'S is a 25% general partner in Warbasse-Cogeneration Technologies Partnership, L.P. ("WTCP"), a limited partner in RV Associates L.P. ("RVA") (which in turn is a minority partner in B-41 Associates, L.P. ("B-41LP")), and a 10% general partner in York Cogen Partners L.P. ("YCP"), a limited partner in B-41LP. Mr. Beningson controls 15% of the common stock and is a director of NAEC, the Company's discontinued energy marketing subsidiary.

         In Fiscal 2001, 2000 and 1999, RVA was allocated approximately $622,000, $555,000 and $547,000, respectively, of the interest income on a note issued by WCTP to YCP. Also, in Fiscal 2001, 2000 and 1999, RRR'S received from WCTP $631,000, $495,000 and $491,000, respectively, for general partner and administrative fees. The Company's Chief Financial Officer received an aggregate of $86,000, $90,000 and $86,000 in Fiscal 2001, 2000 and 1999, respectively, from RRR'S and WCTP. In addition, since RRR'S has a 25% interest in WCTP, it has the potential for substantial future distributions from WCTP after all senior debt, including the notes payable to affiliates of Company, have been paid in full.

         At February 28, 2001, WCTP was indebted to the Company for $14,064,482 related to operations and maintenance services and other related receivables, $13,697,585 for interest receivable from WCTP and for $57,331,000 related to the Warbasse Facility.

         At February 28, 2001, Mr. Beningson owed no amounts to the Company. At February 28, 1998, Mr. Beningson was indebted to the Company for $5,971,500 (related to the exercise of warrants and purchase of common shares in prior years). On May 31, 1998, he paid $275,000 of this long-term note he owed to the Company. Also on May 31, 1998, an agreement was reached to facilitate and maximize the Company's Portfolio Bond Financing. The agreement was between the Company, YCP, and the minority interests in YCP and B-41LP. Pursuant to this agreement, the minority interests have agreed to assign and subordinate their interests in various cash flows from the Brooklyn Navy Yard and Warbasse facilities to the bondholders.

         In addition, the minority interests in B-41LP have agreed as of January 1, 1998 to forego completely their 25.3% interest in the royalty to be received from the Brooklyn Navy Yard facility. This royalty will continue through December 31, 2001. In exchange, the Company transferred the balance of the note due from the Chairman of $5,696,500 to the minority interest.

         At February 28, 2001, Mr. Trachtenberg is indebted to the Company for $468,095 related to the exercise of options and certain advances. Mr. Paladino is indebted to the Company for $416,879 related to the exercise of options and certain advances. These amounts bear interest at 6.47% per annum and are payable over ten years pursuant to notes. Mr. Trachtenberg is a director of NAEC.

         The Company recognizes that potential conflicts of interest may arise by reason of the fact that Mr. Beningson is a stockholder of RRR'S, which is a 20% limited partner of RVA and a 10% general partner of YCP, and is President and Chief Executive Officer of the Company. Mr. Beningson has advised the Company that in all transactions between or affecting any affiliated entity and the Company he will act in the best interests of the stockholders of the Company, as determined by the Board of Directors of the Company, excluding himself.

                             STOCK PERFORMANCE GRAPH

         The following graph compares the change in the Company's cumulative total shareholder return on its common shares with the Center for Research on Stock Prices (CRSP) Index for NASDAQ Stock Market (U.S. and Foreign) and the CRSP Index for Nasdaq Stocks (SIC 4900-4999 U.S. and Foreign).

               Comparison of Five - Year Cumulative Total Returns
                              Performance Graph for
                            York Research Corporation

               Produced on 05/18/2001 including data to 01/28/2001

                  Date       Company   Market   Market   Peer    Peer
                              Index    Index    Count    Index   Count
                02/28/1996   100.000  100.000   5207    100.000   72

                  Date       Company   Market   Market   Peer    Peer
                              Index    Index    Count    Index   Count
                02/29/1996   100.000   99.338   5207    100.538    72
                03/29/1996   109.804   99.546   5252    102.431    72
                04/30/1996   127.451  107.678   5298    103.002    71
                05/31/1996   154.902  112.584   5352    125.713    69
                06/28/1996   166.667  107.260   5420    131.616    69
                07/31/1996   143.137   97.579   5458    119.458    69
                08/30/1996   160.784  103.172   5488    129.213    70
                09/30/1996   170.588  110.905   5495    140.621    70
                10/31/1996   152.941  109.719   5543    146.019    71
                11/29/1996   150.980  116.389   5594    151.658    69
                12/31/1996   149.020  116.223   5598    148.011    69
                01/31/1997   164.706  124.574   5586    177.755    67
                02/28/1997   145.098  117.884   5601    161.184    67
                03/31/1997   125.490  110.260   5608    156.215    66
                04/30/1997   117.647  113.560   5590    128.532    66
                05/30/1997   120.588  126.383   5585    130.826    63
                06/30/1997   121.569  130.308   5569    141.531    62
                07/31/1997    98.039  143.892   5567    143.084    62
                08/29/1997   123.529  143.519   5558    145.985    61
                09/30/1997   150.000  152.482   5545    165.565    60
                10/31/1997   137.255  144.235   5560    165.269    59
                11/28/1997   125.490  144.532   5584    171.694    59
                12/31/1997   132.353  141.870   5540    183.359    58
                01/30/1998   114.706  146.218   5512    172.562    59
                02/27/1998   121.569  160.161   5495    174.486    59
                03/31/1998   125.490  166.261   5456    188.046    59
                04/30/1998   118.627  169.098   5437    196.938    59
                05/29/1998   107.843  159.946   5429    188.122    61
                06/30/1998    95.098  170.006   5407    190.362    59
                07/31/1998    82.353  167.768   5382    195.483    59
                08/31/1998    65.686  133.903   5338    159.580    59
                09/30/1998    78.431  151.386   5281    179.450    57
                10/30/1998    57.843  158.465   5189    165.560    55
                11/30/1998    59.804  174.650   5153    156.562    54
                12/31/1998    52.941  196.467   5100    164.831    52
                01/29/1999    70.098  224.567   5047    159.295    49
                02/26/1999    70.588  204.759   5018    150.155    48
                03/31/1999    77.451  220.186   4955    149.562    45
                04/30/1999    96.078  227.711   4928    154.199    45
                05/28/1999    97.059  221.523   4910    157.424    45
                06/30/1999    97.059  241.109   4897    177.625    44
                07/30/1999    83.333  237.063   4896    178.434    43
                08/31/1999    78.431  246.049   4878    169.296    43
                09/30/1999    65.686  246.468   4846    168.474    43
                10/29/1999    61.765  266.620   4849    166.970    43
                11/30/1999    58.823  299.966   4846    166.982    42
                12/31/1999    58.823  366.268   4832    166.074    41

                  Date       Company   Market   Market   Peer    Peer
                              Index    Index    Count    Index   Count
                01/31/2000    52.941  354.433   4798    164.485    40
                02/29/2000    47.059  423.837   4813    158.260    40
                03/31/2000    26.471  412.123   4825    161.787    40
                04/28/2000    23.529  346.844   4858    159.888    40
                05/31/2000    16.667  305.028   4855    150.448    39
                06/30/2000    22.549  357.233   4857    144.769    39
                07/31/2000    17.647  338.004   4867    147.881    38
                08/31/2000    17.157  377.828   4901    144.482    37
                09/29/2000    14.706  329.920   4869    151.886    35
                10/31/2000    15.686  302.232   4820    150.697    35
                11/30/2000    10.784  232.513   4782    145.908    36
                12/29/2000    17.157  221.025   4713    169.663    35
                01/31/2001    26.961  247.901   4653    161.620    36
                02/28/2001    35.294  192.131   4617    166.068    36

--------------------------------------------- -------------------------------------------------------------------------
                                                                               Legend
--------------------------------------------- -------------------------------------------------------------------------
CRSP Total Returns Index for:                    1996        1997         1998         1999        2000        2001
-----------------------------                    ----        ----         ----         ----        ----        ----
--------------------------------------------- ----------- ------------ ------------ ----------- ------------ ----------
York Research Corporation                        100         145.1        121.6        70.6         47.1        53.3
--------------------------------------------- ----------- ------------ ------------ ----------- ------------ ----------
Nasdaq Stock Market                              100         117.9        160.2       204.8        423.8       192.1
(US & Foreign)
--------------------------------------------- ----------- ------------ ------------ ----------- ------------ ----------
Nasdaq Stocks                                    100         161.2        174.5       150.2        158.3       166.1
(SIC 4900-4999 US & Foreign)
Electric, gas and sanitary services
-----------------------------------------------------------------------------------------------------------------------

Notes:
A.  The lines represent index levels derived from compounded daily returns that include all dividends.
B.  The indexes are reweighted daily, using the market capitalization on the previous trading day.
C.  If the monthly  interval,  based on the fiscal year-end,  is not a trading day, the preceding  trading day is used.
D.  The index level for all series was set to $100.0 on 02/28/1996.
-----------------------------------------------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth the compensation received by the Company's Chief Executive Officer and the remaining executive officers of the Company for the fiscal years ended February 28, 2001, 2000 and 1999.

------------------------------------------ --------------------------------------- -------------------------------------------------
                                                    Annual Compensation                         Long-Term Compensation
                                                                                                    Awards Payouts
------------------------------------------ --------------------------------------- -------------------------------------------------
                                                                       Other       Restricted     LTIP      Options/      All Other
              Name                  Year   Salary ($)  Bonus($)    Compensation     Stock       Payouts     SAR's      Compensation
              ----                  -----  ----------  --------       ($)(1)        Awards        ($)       (#) (2)       ($) (3)
                                                                   ------------      ($)        -------     --------   ------------
                                                                                  ----------

---------------------------------- ------- ---------- ----------- --------------- ----------  ----------- ---------- ---------------
ROBERT M. BENINGSON                 2001   425,758             0               0          0            0          0      21,947
Chairman, President & Chief         2000   425,681             0               0          0            0          0      27,089
Executive Officer                   1999   404,848             0               0          0            0          0      23,211
---------------------------------- ------- ---------- ----------- --------------- ----------  ----------- ---------- ---------------
MICHAEL TRACHTENBERG                2001   240,093             0               0          0            0          0      20,000
Executive Vice President/Chief      2000   240,000             0               0          0            0          0      20,000
Financial and Accounting Officer    1999   231,346       125,000               0          0            0          0      18,944
---------------------------------- ------- ---------- ----------- --------------- ----------  ----------- ---------- ---------------
ROBERT C. PALADINO                  2001   240,093             0               0          0            0          0      20,000
Executive Vice President            2000   240,000             0               0          0            0          0      20,000
                                    1999   226,153       100,000          30,000          0            0          0      18,944
---------------------------------- ------- ---------- ----------- --------------- ----------  ----------- ---------- ---------------
VITO L. ELEFANTE                    2001   175,075             0               0          0            0          0      20,000
Senior Vice President               2000   175,000             0               0          0            0          0      27,089
                                    1999   178,461        25,000               0          0            0          0       1,244
---------------------------------- ------- ---------- ----------- --------------- ----------  ----------- ---------- ---------------

(1)   Forgiveness of indebtedness.
(2)   The Company does not grant SAR's.
(3) Represents the value of the Company's contribution to the ESOP allocable to executives' accounts for such year.


OPTION GRANTS IN LAST FISCAL YEAR

------------------------------ -------------------------------------------------------------------------------- ---------------
                                                              Individual Grants
------------------------------ -------------------------------------------------------------------------------- ---------------
                                                     % of Total Options     Exercise Price       Expiration      Alternative
            Name                Number of Shares         Granted to             ($/Share)           Date          Grant Date
            ----                   Underlying       Employees in Fiscal      -------------      ------------       Present
                                Options Granted                Year                                                Value ($)
                                ----------------    --------------------------                                    ---------
------------------------------ -------------------- --------------------- -------------------- ---------------- ---------------
ROBERT M. BENINGSON                      1,000,000                   50%                 .997          12/5/05         490,000
                                           500,000                                       .860           1/8/06         215,000
------------------------------ -------------------- --------------------- -------------------- ---------------- ---------------
MICHAEL TRACHTENBERG                       150,000                    8%                 .906          12/5/10         102,000
                                           100,000                                       .780           1/7/11          59,000
------------------------------ -------------------- --------------------- -------------------- ---------------- ---------------
ROBERT C. PALADINO                         200,000                   10%                 .906          12/5/10         136,000
                                           100,000                                       .780           1/7/11          59,000
------------------------------ -------------------- --------------------- -------------------- ---------------- ---------------
VITO L. ELEFANTE                            75,000                    4%                 .906          12/5/10          51,000
                                            50,000                                       .780           1/7/11          29,500
------------------------------ -------------------- --------------------- -------------------- ---------------- ---------------

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

         The following table sets forth information on option exercises in Fiscal 2001 by the named executive officers and the value of such officers' unexercised options at February 28, 2001.

--------------------------------- -------------- ------------ ------------------------------ ----------------------------------
                                     Shares                                                        Value of Unexercised
              Name                 Acquired on      Value        Unexercised Options at            In-the-Money Options
              ----                  Exercise      Realized         Fiscal Year End (#)          At Fiscal Year End ($) (1)
                                    --------        ($)            -------------------          --------------------------
                                       (#)          ----        Exercisable Unexercisable       Exercisable  Unexercisable
                                       ---                      -------------------------       --------------------------
--------------------------------- -------------- ------------ ------------------------------ ----------------------------------
ROBERT M. BENINGSON                           0            0     2,125,000                0         1,948,000                0
--------------------------------- -------------- ------------ ------------- ---------------- ----------------- ----------------
MICHAEL  TRACHTENBERG                         0            0       255,500          299,500                 0          348,600
--------------------------------- -------------- ------------ ------------- ---------------- ----------------- ----------------
ROBERT C. PALADINO                            0            0       185,500          349,500                 0          415,800
--------------------------------- -------------- ------------ ------------- ---------------- ----------------- ----------------
VITO L. ELEFANTE                              0            0        25,000          150,000                 0          174,300
--------------------------------- -------------- ------------ ------------- ---------------- ----------------- ----------------

(1) Value calculated is the difference between the closing price at fiscal year-end and the exercise price.

PENSION PLAN TABLE

         The following table shows estimated annual retirement benefits payable to executive officers and employees.

                              Years of Service (2)
------------------------------------------------------------------------------------------------------------------
Remuneration (1)               10           15           20             25             30             35+
-------------                  --           --           --             --             --             ---
-------------------------- ----------- ------------- -------------- --------------- -------------- ---------------
50,000                       3,200       4,125         5,200          6,250           7,500          8,750
100,000                      8,200       11,625        15,200         18,250          21,675         24,175
150,000                      13,200      19,125        25,200         30,750          36,675         40,425
200,000                      18,200      26,625        35,200         43,250          51,675         56,675
250,000                      23,200      34,125        45,200         55,750          66,675         72,925
-------------------------- ----------- ------------- -------------- --------------- -------------- ---------------

(1) Based on highest five year average and includes annual salary and cash bonus, if any. Benefits are not subject to deduction for social security.
(2) The years of credited service for individuals listed in the Summary Compensation Table are 44 for Robert M. Beningson, 13 for Robert C. Paladino, 17 for Michael Trachtenberg and 3 for Vito L. Elefante. Vito
         L. Elefante is 20% vested.

         IRS regulations limit the amount of compensation credited for Pension Plan purposes to $170,000 per year, subject to cost of living increases.

Section 16(a) Beneficial Ownership Reporting Compliance

         Based on its review of Forms 3, 4 and 5 submitted to it by its Directors and Executive Officers, the Company is not aware of any non-compliance with the reporting provisions of Section 16 by its Directors or Executive Officers.

Employment Agreement

         On December 9, 1998, the Company entered into an Employment Agreement with Mr. Beningson, its Chairman and Chief Executive Officer. This Agreement has a term of 6 years, and will be terminated upon Mr. Beningson's death, disability or acts taken by Mr. Beningson constituting a felony under applicable law. The Agreement may be terminated by Mr. Beningson if he is assigned duties inconsistent with his position, if the Company fails to keep in effect certain benefit plans or upon a change of control of the Company.

         Under this Agreement, Mr. Beningson's base compensation is $425,000 per year. In addition, Mr. Beningson is to be paid incentive compensation based on the pre-tax earnings of Company as follows: 1% of pre-tax earnings between $4 million and $6 million, 1.5% of pre-tax earnings between $6 million and $10 million, 2% of pre-tax earnings between $10 million and $15 million, and 3% of pre-tax earnings in excess of $15 million. In addition, upon Mr. Beningson's involuntary termination by the Company or by his death or disability, the Company will pay Mr. Beningson's base salary for one year, and 50% of his base salary for an additional 9 years, but in no event after Mr. Beningson has reached age 80.

         In December, 2000, the Company authorized an amendment to Mr. Beningson's Employment Agreement to reduce his base compensation to $212,500 per year. In consideration of this reduction as well as other agreements required of Mr. Beningson by the Company's creditors, the Company issued Mr. Beningson one million shares of Common Stock, and agreed to include such shares in the first registration statement filed by the Company on a form which is appropriate for inclusion of such shares. Mr. Beningson also agreed to return to the Company a pro rata percentage of such shares if the Employment Agreement is terminated by him or for cause prior to May 20, 2004.

Stock Option Plans

         The Company has a 1982 Incentive Stock Option Plan (the "1982 ISO Plan"), which is a "qualified" plan under Section 422 of the Internal Revenue Code of 1986, as amended. All 1,400,000 qualified stock options authorized under the 1982 ISO Plan have been granted. The 1982 ISO Plan expired on April 26, 1992. Options to purchase 201,983 shares remain outstanding under the 1982 ISO Plan as of February 28, 2001.

         The York Research Corporation 1993 Incentive Stock Option Plan (the "1993 ISO Plan") authorizes the granting from time to time of options to purchase shares of the Company's Common Stock ("1993 Plan Options") to officers and employees of and consultants to the Company and its subsidiaries ("Employees"), up to a maximum of 3,000,000 shares of Common Stock in the aggregate. Non-employee Directors of the Company are not eligible to receive options under the 1993 ISO Plan. 1993 Plan Options may either be "incentive stock options" ("ISO's") under Section 422 of the Internal Revenue Code of 1986, or may be non-qualified options. In the case of ISO's granted under the 1993 ISO Plan, the exercise price of each ISO must not be less than the fair market value of the Common Stock of the Company on the date the ISO is granted, except that, in the case of an ISO granted to any person whose stock ownership at the time of the grant exceeds 10% of the combined voting power of all classes of stock of the Company or any subsidiary ("10% Holder"), the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The term "fair market value" for purposes of the 1993 ISO Plan is the closing price of a share of Common Stock of the Company as reported by Nasdaq. With respect to non-qualified options, the exercise price is set by the Incentive Stock Option Committee ("ISO Committee"), but will not be less than the par value per share of the Company's common stock. The 1993 ISO Plan provides that each option agreement shall specify a period during which the Option is exercisable of not more than 10 years from the date of grant except that 1993 Plan Options granted to 10% Holders shall not be exercisable after the expiration of five years from the date of grant. 1993 Plan Options are exercisable until the date of termination of employment unless the ISO Committee agrees to extend the option period for up to three months beyond the employment termination date. The ISO Committee also determines when each 1993 Plan Option granted under the 1993 ISO Plan will become exercisable. Payment for shares upon exercise of 1993 Plan Options may be in cash, an exchange of shares of the Company's Common Stock if deemed acceptable to the ISO Committee, a promissory note for such part of the purchase price as is deemed acceptable to the ISO Committee, the terms of any such promissory note to be determined by the ISO Committee or by any combination of the foregoing. Options to purchase 2,059,523 shares remain outstanding under the 1993 ISO Plan as of February 28, 2001.

         The York Research Corporation 1999 Incentive Stock Option Plan (the "1999 ISO Plan") authorizes the granting from time to time of options to purchase shares of the Company's Common Stock ("1999 Plan Options") to Employees, up to a maximum of 2,500,000 shares of Common Stock in the aggregate under the 1999 ISO Plan. Non-Employee Directors of the Company are not eligible to receive options under the 1999 ISO Plan. 1999 Plan Options may either be ISO's under Section 422 of the Internal Revenue Code of 1986, or may be non-qualified options. In the case of ISO's granted under the 1999 ISO Plan, the exercise price of each ISO must not be less than the fair market value of the Common Stock of the Company on the date the ISO is granted, except that, in the case of an ISO granted to a 10% Holder, the exercise price must be at least 110% of the fair market value of the Common Stock on the date of grant. The term "fair market value" for purposes of the 1999 ISO Plan is the last sales price of a share of Common Stock of the Company as reported by Nasdaq. With respect to non-qualified options, the exercise price is set by the ISO Committee, but will not be less than the par value per share of the Company's common stock. The 1999 ISO Plan provides that each option agreement shall specify a period during which the 1999 Plan Option is exercisable of not more than 10 years from the date of grant except that Options granted to 10% Holders shall not be exercisable after the expiration of five years from the date of grant. 1999 Plan Options are exercisable until the date of termination of employment unless the ISO Committee agrees to extend the option period for up to three months beyond the employment termination date. The ISO Committee also determines when each 1999 Plan Option granted under the 1999 ISO Plan will become exercisable. Payment for shares upon exercise of 1999 Plan Options may be in cash, an exchange of shares of the Company's Common Stock if deemed acceptable to the ISO Committee, a promissory note to be determined by the ISO Committee or by any combination of the foregoing.

         The 1999 ISO Plan provides for proportionate changes in 1999 Plan Options in the event of a change in capitalization of the Company. In the event of a Change in Control (as defined in the 1999 ISO Plan), all outstanding Options will immediately become exercisable, and holders of 1999 Plan Options will be entitled to receive a cash payment equal to the excess, if any, of (x)
(A) in the case of a non-qualified 1999 Plan Option, the greater of (1) the Fair Market Value (as defined in the 1999 ISO Plan), on the date preceding the date of surrender, of the shares subject to the 1999 Plan Option or portion thereof surrendered or (2) the Adjusted Fair Market Value (as defined in the 1999 ISO Plan) of the shares subject to the 1999 Plan Option or portion thereof surrendered or (B) in the case of an ISO, the Fair Market Value, on the date preceding the date of surrender, of the shares subject to the 1999 Plan Option or portion thereof surrendered, over (y) the aggregate purchase price for such shares under the 1999 Plan Option or portion thereof surrendered. Options to purchase 2,295,000 shares remain outstanding under the 1999 ISO Plan as of February 28, 2001.

Employee Stock Ownership Plan

         During 1988, the Company adopted an Employee Stock Ownership Plan ("ESOP"). The ESOP purchases shares of Common Stock from the Company and, occasionally, on the open market. To purchase these shares the ESOP borrowed the funds from the Company. The repayment of these loans is expected from future employer contributions to the Plan and ESOP third party funding (including sales of shares). The Company contributed approximately $404,000, $708,000 and $678,000 to the ESOP during Fiscal 2001, 2000, and 1999, respectively. Mr. Weinstein was the Trustee of the ESOP as of February 28, 2001. Mr. Trachtenberg replaced Mr. Weinstein as Trustee in May, 2001. The shares that are held by the ESOP are allocated annually to individual employees according to a formula set forth in the ESOP.

Employee Savings Plan

         In 1988, the Company adopted the York Research Corporation 401(k) Plan (the "401(k) Plan"). The 401(k) Plan allows employees of the Company to defer a portion of their earnings on a pre-tax basis through contributions to the 401(k) Plan. The Company may at its discretion make a contribution to the 401(k) Plan. To date, the Company has elected not to contribute to the 401(k) Plan.

Defined Benefit Plan

         The Company has a defined benefit pension plan covering substantially all employees not covered by a collective bargaining agreement. The benefits are based on years of service and the highest consecutive five years of the employees' compensation. The Company's funding policy is to contribute annually the amount necessary to satisfy the Internal Revenue Service's funding standards. Contributions are intended to provide, not only for benefits attributed to service to date, but also for those expected to be earned in the future.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

         The following table sets forth the information indicated as of February 28, 2001, as to all persons known by the Board of Directors to be the beneficial owners of more than five percent of the Corporation's Common Stock.

-------------------------------------------- ----------------------------------- -----------------------------
         Name of Beneficial Owner             Amount and Nature of
         ------------------------             Beneficial Ownership                   Percent of Class (1)
                                              --------------------                   --------------------
-------------------------------------------- ----------------------------------- -----------------------------
Robert M. Beningson                                      5,486,520 (2)                       28.7
280 Park Avenue - Suite 2700 West
New York, New York 10017
-------------------------------------------- ----------------------------------- -----------------------------
Stanley Weinstein                                          815,895 (3)                       5.0
280 Park Avenue - Suite 2700 West
New York, New York 10017
-------------------------------------------- ----------------------------------- -----------------------------

See note references below

Security Ownership of Management

         The following table sets forth the information indicated as of February 28, 2001 with respect to common stock of the Company beneficially owned by directors and officers of the Company and by directors and officers as a group:

---------------------------------------- -------------------------------------- --------------------------------------
                                                 Amount and Nature of
       Name of Beneficial Owner                  Beneficial Ownership                   Percent of Class (1)
       ------------------------                  --------------------                   --------------------
---------------------------------------- -------------------------------------- --------------------------------------
Robert M. Beningson                                    5,486,520  (2)                           28.7
Stanley Weinstein                                        815,895  (3)                            5.0
Howard F. Sommer                                          62,000  (4)                            (9)
Harvey W. Schultz                                         40,000  (5)                            (9)
Frederic S. Berman                                        40,000  (5)                            (9)
Michael Trachtenberg                                     300,000  (6)                            1.8
Robert C. Paladino                                       197,000  (7)                            1.2
Vito L. Elefante                                          30,000  (8)                            (9)
All directors and officers as                          6,971,415                                35.2
a group (8 persons)
---------------------------------------- -------------------------------------- --------------------------------------

(1) The Percent of Class is based upon 16,262,697 issued and outstanding shares of common stock as of the February 28, 2001 plus the shares that underlie unexercised warrants or options held by the individuals that are vested or will vest within 60 days from the date as of which information is presented in the table.

(2) Includes 1,430,000 shares owned directly, warrants to purchase 700,000 shares of common stock, options to purchase 2,125,000 shares of common stock and 1,231,520 shares indirectly owned through affiliated entities. Mr. Beningson disclaims beneficial ownership of the indirectly owned shares.
(3) Includes 1,000 shares owned directly plus warrants to purchase 80,000 shares of common stock, and 734,895 shares held by the ESOP of which Mr. Weinstein was the trustee.
(4) Includes 2,000 shares owed directly and warrants to purchase 60,000 shares of common stock.
(5)      Includes warrants to purchase 40,000 shares of common stock..
(6) Includes 36,000 shares owned directly by Mr. Trachtenberg and options to purchase 264,000 shares of common stock.
(7) Includes 3,000 shares owned directly by Mr. Paladino and options to purchase 194,000 shares of common stock.
(8)      Includes options to purchase 30,000 shares of common stock..
(9)      Less than 1% ownership.


Item 2.

                         RATIFICATION OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board recommends that the stockholders ratify its selection of Grant Thornton LLP, independent certified public accountants, to audit the accounts of the Company for its fiscal year ending February 28, 2002. Grant Thornton LLP has served as the independent certified public accountant for the Company since November, 1991. A representative of Grant Thornton LLP will be present at the Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions raised at the Meeting.

Audit Fees

         The aggregate fees billed by Grant Thornton LLP for professional services rendered for the audit of the Company's annual financial statements for Fiscal 2001 and the reviews of the financial statements in the Company's Form 10-Q's for Fiscal 2001 were $310,000.

All Other Fees

         All other fees were $273,463, and related primarily to tax services and separate audits required of the Company's subsidiaries. The Audit Committee believes that the provision of such services is compatible with maintaining Grant Thornton LLP's independence.

                   THE BOARD RECOMMENDS THAT THE STOCKHOLDERS
                           VOTE FOR SUCH RATIFICATION

                                  OTHER MATTERS

         The Board will discuss the Company's results of operations for each of its fiscal years ended February 28, 2001 and 2000, but does not intend to bring any other matters before the Meeting. At the time of filing this Proxy statement with the Securities and Exchange Commission, the Company is not aware that any other matters are to be presented for action at the Meeting by others. If any other matters properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect thereto in accordance with the judgment of the person or persons voting the proxies on such matters.


                            EXPENSES OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company, including expenses in connection with preparing, assembling and mailing this Proxy Statement and all papers which now accompany or may hereafter supplement it. Such solicitation will be made by mail and may also be made by personal solicitation by the Company's regular officers or employees, who will receive no special compensation therefor. The Company may reimburse brokers or persons holding stock in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to beneficial owners.


                STOCKHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

         For stockholder proposals to be eligible for inclusion in the Company's proxy material relating to its 2002 Annual Meeting of Stockholders, the Company must receive them no later than February 18, 2002. Notice of a stockholder proposal for the 2002 Annual Meeting of Stockholders will in any event be deemed untimely if such stockholder does not provide notice thereof to the Company no later than May 6, 2002.

By Order of the Board of Directors

/s/ Robert M. Beningson

Robert M. Beningson
President and Chairman of the Board

                                   Appendix A
                             Audit Committee Charter

Organization

     There shall be a committee of the board of directors to be known as the audit committee. The audit committee shall be composed of directors who are independent of the management of the corporation and are free of any relationship that, in the opinion of the board of directors, would interfere with their exercise of independent judgment as a committee member.


Statement of Policy

     The audit committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the corporation, and the quality and integrity of the financial reports of the corporation. In so doing, it is the responsibility of the audit committee to maintain free and open means of communication between the directors, the independent auditors, and the financial management of the corporation.

Responsibilities

     In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the corporation are in accordance with all requirements and are of the highest quality.

     In carrying out these responsibilities, the audit committee will:

     o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries.

     o Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

     o Review with the independent auditors, and the company's financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or

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         otherwise improper. Further, the committee periodically should review company policy statements to determine their adherence to the code of conduct.

     o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

     o Provide sufficient opportunity for the independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial and accounting personnel, and the cooperation that the independent auditors received during the course of the audit.

     o Review accounting and financial human resources and succession planning within the company.

     o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

     o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

     o Review the financial statements contained in the quarterly reports to shareholders with management and the independent certified public accountants.

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                            YORK RESEARCH CORPORATION

                  PROXY FOR 2001 ANNUAL MEETING OF STOCKHOLDERS

                                  July 18, 2001

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                  The undersigned hereby appoints Michael Trachtenberg and Robert M. Beningson, and each of them, the proxy or proxies of the undersigned with full power of substitution, to vote and act in his name, place and stead at the 2001 Annual Meeting of Stockholders of York Research Corporation (the "Company") to be held at The Intercontinental Hotel, 111 East 48th Street, New York, New York, on Wednesday, July 18, 2001, at 10:00 A.M., local time, and at any adjournment or adjournments thereof, with such powers as the undersigned would have if he were personally present thereat, as follows:

1. Election of a Director in the Class indicated for the term set forth in the Proxy Statement.

 ___      FOR all nominees listed             _____    WITHHOLD AUTHORITY
          (except as marked to the contrary)           to vote for all nominees

Stanley Weinstein (Class C)                    Robert M. Beningson (Class A)
Judge Frederic S. Berman (Class A)

INSTRUCTION:      TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, WRITE THAT
-----------       NOMINEE'S NAME BELOW

                  --------------------------------------------------------------

2. Proposal to ratify the appointment of Grant Thornton LLP as the independent certified public accountants of the Company for the fiscal year ending February 28, 2002.

                 For _____             Against _____             Abstain _____

3. In their discretion, upon any other business which may properly come before the Meeting.

The Proxies Shall Vote For Proposals 1 and 2 Unless Contrary Instructions Are Given Herein

                                      Dated                              , 2001
                                               --------------------------


                                      -----------------------------------------
                                               Stockholder's Signature


                                      -----------------------------------------
                                               Signature if held jointly


                                      NOTE: Please sign your name or names
                                      exactly as set forth above. When shares
                                      are held by joint tenants, both should
                                      sign. If signing as attorney, executor,
                                      administrator, trustee or guardian, or in any similar capacity, please indicate the capacity in which you are acting.
                                      Proxies executed by a corporation should be signed in full corporate name by a duly authorized officer and should bear the corporate seal. Proxies executed by a partnership should be signed in partnership name by an authorized person.

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PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE
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